INDEPENDENT AUDITORS’ REPORT

To the Shareholders of
CARTHEW BAY TECHNOLOGIES INC.
(Formerly Astris Energi Inc.)

We have audited the consolidated balance sheets of CARTHEW BAY TECHNOLOGIES INC. (Formerly Astris Energi Inc.) as at December 31, 2007 and 2006 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2007 and 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006, and the results of its operations and cash flows for the years ended December 31, 2007 and 2006 in accordance with Canadian generally accepted accounting principles.

/s/ Danziger Hochman Partners LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
April 24, 2008